SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement	[ ] Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

[X] Definitive proxy statement.

[ ] Definitive additional materials.

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

Lifecore Biomedical, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

LIFECORE BIOMEDICAL, INC.
3515 Lyman Boulevard
Chaska, MN 55318
(952) 368-4300

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 13, 2003

     Notice is hereby given that the Annual Meeting of Shareholders of Lifecore Biomedical, Inc. (the “Company”), will be held at the Oak Ridge Conference Center, 1 Oak Ridge Drive, Chaska, Minnesota 55318 on Thursday, November 13, 2003 at 3:30 p.m., local time, for the following purposes:

1.	To elect one (1) director to hold a three-year term.

2.	To consider and act upon a proposal to ratify and approve the 2003 Stock Incentive Plan.

3.	To ratify and approve the appointment of Grant Thornton LLP as independent certified public accountants of the Company for the current fiscal year ending June 30, 2004.

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on September 22, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

/s/ James W. Bracke

James W. Bracke, President, CEO and Secretary

Minneapolis, Minnesota
October 8, 2003

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

PROXY STATEMENT
PROPOSALS FOR NEXT ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
PROPOSAL FOR APPROVAL OF THE 2003 STOCK INCENTIVE PLAN
APPROVAL OF ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
GENERAL

Lifecore Biomedical, Inc.

PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of Lifecore Biomedical, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at 3:30 p.m. on November 13, 2003, and at any adjournment thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers and directors of the Company may solicit proxies by telephone, facsimile or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s common stock registered in the names of their nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The Company’s principal offices are located at 3515 Lyman Boulevard, Chaska, Minnesota 55318. The mailing of this Proxy Statement to shareholders of the Company was commenced on or about October 8, 2003.

     Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, or by revocation of a written proxy by request in person at the Annual Meeting; but if not so revoked, the shares represented by such proxy will be voted as indicated in such proxy. If no direction is made, the proxy will be voted for the election of the nominees for director and for the other proposals set forth in this Proxy Statement.

     The total number of shares of stock outstanding and entitled to vote at the meeting as of September 22, 2003 consisted of 12,890,417 shares of $.01 par value common stock. Each share of common stock is entitled to one vote, and there is no cumulative voting. Only shareholders of record at the close of business on September 22, 2003 will be entitled to vote at the meeting. The presence in person or by proxy of holders of thirty-three and one-third percent (33-1/3%) of the shares of common stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

     Each item of business properly presented at a meeting of the Company’s shareholders (other than amendments to the Company’s Articles of Incorporation and certain other matters) generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated by the election inspectors appointed for the meeting and will be used to determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders for vote, but as unvoted for purposes of determining the approval of the matter from which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

PROPOSALS FOR NEXT ANNUAL MEETING

     The proxy rules of the Securities and Exchange Commission permit shareholders to include proposals for shareholder action in the Company’s proxy statement if notification of such proposals is received by the Company not less than 120 days in advance of the calendar date the Company’s proxy statement was mailed to shareholders in connection with the previous year’s annual meeting. Therefore, notice of shareholder proposals to be included in the proxy statement for the Company’s Annual Meeting for fiscal year ending June 30, 2004 must be received by the Company before June 10, 2004. Any such proposal must be in the form required under the rules and regulations promulgated by the Securities and Exchange Commission.

     The Company’s Bylaws also provide that shareholders may present proposals for shareholder action, which will not be included in the Company’s proxy statement but may be considered at the annual meeting, by giving notice to the Secretary of the Company not less than 50 days nor more than 75 days prior to the annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, not later than the 10th day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made). Notice relating to the conduct of such business at an annual meeting must contain certain information about such business and the shareholder who proposes to bring such business before the annual meeting, the reasons for conducting such business at the annual meeting, the name and address of such shareholder, and any material interest of such shareholder in the business he or she proposes. The Company’s Annual Meeting for the fiscal year ending June 30, 2004 is expected to be held on or about November 11, 2004.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information provided to the Company as to the beneficial ownership of the Company’s common stock as of August 29, 2003 by (i) all persons known by the Company to be the beneficial owner of more than 5% of such stock; (ii) each of the directors of the Company; (iii) each executive officer named on page 9; and (iv) all officers and directors as a group.

NAME AND ADDRESS OF	AMOUNT BENEFICIALLY		PERCENT OF
BENEFICIAL OWNER	OWNED (1)		CLASS

Heartland Advisors, Inc.
789 North Water Street
Milwaukee, WI 53202	1,355,400	(2)	10.5%

The Vertical Group, L.P.
18 Bank Street
Summit, NJ 07901	1,049,500	(3)	8.1%

Putnam Investments
One Post Office Square
Boston, MA 02109	776,835	(4)	6.0%

Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933	630,025	(5)	4.9%

Dennis J. Allingham	201,100	(6)	1.5%
James Bracke, Ph.D.	1,001,044	(7)	7.3%
Orwin L. Carter, Ph.D.	89,000	(8)	*
Andre P. Decarie	27,500	(9)	*
Joan L. Gardner	80,534	(10)	*
Thomas H. Garrett	78,000	(11)	*
John C. Heinmiller	79,334	(12)	*
Colleen M. Olson	174,087	(13)	1.3%
Richard W. Perkins	162,500	(14)	1.3%
John E. Runnells	11,800	(15)	*
Directors/Officers as a group (10 persons)	1,904,899	(16)	13.1%

*	Less than 1%

(1)	Unless otherwise indicated, ownership is direct and the person has full voting and investment power.

(2)	Based upon the content of a statement dated May 31, 2003 pursuant to Section 13(g) of the Securities Exchange Act of 1934.

(3)	Based upon the content of a statement dated February 21, 2003 pursuant to Section 13(d) of the Securities Exchange Act of 1934.

(4)	Based upon the content of a statement dated December 31, 2001 pursuant to Section 13(g) of the Securities Exchange Act of 1934.

(5)	Based upon the content of a statement dated February 8, 2000 pursuant to Section 13(g/a) of the Securities Exchange Act of 1934.

(6)	Includes 201,000 shares which Mr. Allingham has the right to purchase pursuant to stock options which are or will become exercisable within sixty days of August 29, 2003.

(7)	Includes 83,185 shares held directly by Dr. Bracke, 15,204 shares held by his wife and 902,655 shares which Dr. Bracke has the right to purchase pursuant to stock options which are or will become exercisable within sixty days of August 29, 2003.

(8)	Includes 72,000 shares which Dr. Carter has the right to purchase pursuant to stock options which are or will become exercisable within sixty days of August 29, 2003.

(9)	Includes 27,500 shares which Mr. Decarie has the right to purchase pursuant to stock options which are or will become exercisable within sixty days of August 29, 2003.

(10)	Includes 4,500 shares held by a partnership in which Ms. Gardner is a partner and 72,034 shares which Ms. Gardner has the right to purchase pursuant to stock options which are or will become exercisable within sixty days of August 29, 2003.

(11)	Includes 78,000 shares which Mr. Garrett has the right to purchase pursuant to stock options which are or will become exercisable within sixty days of August 29, 2003.

(12)	Includes 79,334 shares which Mr. Heinmiller has the right to purchase pursuant to stock options which are or will become exercisable within sixty days of August 29, 2003.

(13)	Includes 154,450 shares which Ms. Olson has the right to purchase pursuant to stock options which are or will become exercisable within sixty days of August 29, 2003.

(14)	Includes 55,500 shares held by various trusts of which Mr. Perkins is the sole trustee, 6,000 shares held by a foundation created by Mr. Perkins and 101,000 shares which Mr. Perkins has the right to purchase pursuant to stock options which are or will become exercisable within sixty days of August 29, 2003.

(15)	Includes 10,000 shares which Mr. Runnells has the right to purchase pursuant to stock options which are or will become exercisable within sixty days of August 29, 2003.

(16)	Includes 1,697,973 shares which certain directors and officers have the right to purchase pursuant to stock options which are or will become exercisable within sixty days of August 29, 2003.

ELECTION OF DIRECTORS

     One director will be elected to a three-year term at the Annual Meeting. Pursuant to the Company’s Articles of Incorporation, the Board of Directors is divided into three classes of directors, with each director serving a three-year term. Each year only one class of directors is subject to a shareholder vote. Presently, there is one director in one class, two directors in a second class and four directors in a third class.

     Management has nominated for election the person named below. The nominee is currently a director of the Company and has consented to being named as a nominee. The election of the nominee requires the approval of the holders of a majority of the shares present, in person or by proxy, at the Annual Meeting. It is intended that proxies will be voted for such nominee. The Company believes that the nominee named below will be able to serve but, should the nominee be unable to serve as a director, the persons named in the proxies have advised the Company that they will vote for the election of such substitute nominee as management may propose. The names and ages of the directors and their principal occupations are set forth below, based upon information furnished to the Company by the directors. The Board of Directors recommends that the shareholders vote “FOR” the election of the nominee listed below, and the enclosed proxy will be so voted unless a contrary vote is indicated.

		Director
Name and Age	Principal Occupation	Since

To be nominated for election for a three-year term:

Orwin L. Carter, Ph.D. (61)	Business Consultant	1989

The directors whose term of office will expire in 2004:

Richard W. Perkins (72)	President and CEO, Perkins Capital Management, Inc.	1983

John C. Heinmiller (49)	Vice President, Finance and CFO, St. Jude Medical, Inc.	1994

The directors whose term of office will expire in 2005:

James W. Bracke, Ph.D. (56)	President, CEO and Secretary of the Company	1983
Joan L. Gardner (58)	Community Volunteer	1992
Thomas H. Garrett (58)	Business Consultant	1996
John E. Runnells (58)	General Partner, The Vertical Group, LP	2002

Other Information Regarding the Board

     Dr. Bracke was appointed President and Chief Executive Officer and a director in August 1983 and Secretary in March 1995. He joined the Company in February 1981 as Senior Research Scientist.

     Ms. Gardner has had a career in community service. Ms. Gardner is currently a trustee of Hamline University in St. Paul, Minnesota and board member of the FR Bigelow Foundation. She formerly chaired the Boards of Trustees of the Biomedical Research Institute and The Children’s Hospital, Incorporated, served on the board of the National Association of Children’s Hospitals and Related Institutes and chaired its Education Council and recently retired from the board of Children’s Hospitals and Clinic where she chaired the Quality Committee. Ms. Gardner has been a director of the Company since November 1992 and currently serves on the Compensation Committee.

     Mr. Garrett has been a business consultant since July 1996. Prior to July 1996, Mr. Garrett was a partner at the law firm of Lindquist & Vennum P.L.L.P. of Minneapolis, Minnesota and served as its Managing Partner from 1993 through 1995. Mr. Garrett is also a director of St. Jude Medical, Inc. He has been a director of the Company since July 1996 and currently serves as Chairman of the Compensation Committee.

     Dr. Carter is a self-employed business consultant. From April 1996 to May 1999, he was Vice President of Finance and Administration at Hamline University. From December 1989 through September 1994, he served as President and Chief Executive Officer of INCSTAR Corporation, a medical diagnostic device manufacturer. He then served as Chairman from September 1994 to March 1995. Dr. Carter is a director of Theragenics Corporation. He has been a director of the Company since 1989 and currently serves on the Governance and Nominating Committee and the Audit Committee.

     Mr. Perkins is President, Chief Executive Officer and a director of Perkins Capital Management, Inc., an investment management firm, where he has held those positions since January 1985. Mr. Perkins is a director of the following public companies: Synovis Life Technologies, Inc., CNS, Inc., PW Eagle, Inc., iNTELEFILM Corp., Nortech Systems, Inc., Two Way TV (US), Inc., Teledigital, Inc. and Vital Images, Inc. He has been a director of the Company since 1983 and currently serves on the Compensation Committee and the Audit Committee.

     Mr. Heinmiller is currently Vice President, Finance and Chief Financial Officer of St. Jude Medical, Inc., a medical products company. From May 1998 to September 1998 he was Vice President — Business Development of St. Jude Medical, Inc. From June 1997 to April 1998 he was President of F3 Corporation, an asset management company. From March 1995 to May 1997 he was Vice President-Administration of Daig Corporation, a medical products company. He was Vice President of Finance and Chief Financial Officer of Lifecore Biomedical, Inc. from October 1991 to February 1995. He has been a director of the Company since November 1994 and currently serves as Chairman of the Audit Committee and serves on the Governance and Nominating Committee.

     Mr. Runnells has been a General Partner of The Vertical Group, LP., a leading medical device venture capital firm, since 1992. Prior to that time, he was a co-founder (in 1984) and Managing Director of Paddington Partners, a health care investment firm that merged with The Vertical Group, LP. in 1992. He has been a director of the Company since May 2002 and currently serves as the Lead Director and Chairman of the Governance and Nominating Committee.

     Committees. Mr. Heinmiller (Chairman), Mr. Carter and Mr. Perkins serve as members of the Audit Committee of the Board of Directors. The Audit Committee met two times in person and three times by phone in fiscal 2003. Among other duties, the Audit Committee reviews the scope of the independent audit, considers comments by the auditors regarding internal controls and accounting procedures, and considers management’s response to those comments. Mr. Garrett (Chairman), Ms. Gardner and Mr. Perkins serve as members of the Compensation Committee of the Board of Directors. The Compensation Committee makes recommendations to the Board with respect to executive and key employee compensation. The Compensation Committee met once in fiscal 2003. Mr. Runnells (Chairman), Mr. Carter, Ms. Gardner and Mr. Heinmiller currently serve as members of the Governance and Nominating Committee of the Board of Directors. The Governance and Nominating Committee will ascertain if and when changes in Board operations become necessary due to subsequent legal guidance and consider nominations from any shareholder entitled to vote in the election of directors. Nominations by shareholders must be submitted in accordance with the procedures for submission of shareholder proposals described on page 2 of this Proxy Statement. The Governance and Nominating Committee makes recommendations to the Board with respect to nominees to serve on the Board of Directors. The Governance and Nominating Committee did not meet in fiscal 2003.

     Meetings. During fiscal 2003 the Board of Directors met eight times. Each of the current directors, while a member of the Board, attended 75% or more of the meetings of the Board of Directors and any committee of the Board on which such director served.

     Remuneration of Directors. Directors who are not officers of the Company received a quarterly fee of $3,000 for the first two quarters of fiscal year 2003. Effective January 1, 2003, the Board of Directors approved a new Director compensation plan which pays each Director a monthly retainer of $1,000, a $600 fee for each Board meeting attended and a $300 fee for each Committee meeting attended. Additionally, the Chairman of each Committee receives an annual retainer of $1,000.

     The 1996 Stock Plan (the “1996 Plan”) provides for the automatic granting of options to non-employee directors upon election or re-election by the Board or shareholders (provided that the Board may adjust the option granted to any person who has received a stock option from the Company in the preceding three years.) Each option covers 30,000 shares and vests over a three-year period. Non-employee directors are also eligible for additional option grants under the 1996 Plan. Pursuant to the automatic grant feature of the 1996 Plan, Ms. Gardner, Mr.

Garrett and Mr. Runnells were granted an option to purchase 30,000 shares at an exercise price of $8.12 per share on November 14, 2002.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid during each of the Company’s last three fiscal years to the Company’s Chief Executive Officer and each of the Company’s other executive officers whose cash compensation exceeded $100,000, based on salary and bonus earned during fiscal 2003.

SUMMARY COMPENSATION TABLE

				Long-Term
		Annual Compensation		Compensation
	Fiscal			Stock
Name and Principal Position	Year	Salary	Bonus	Options (1)

James W. Bracke	2003	$304,154	$6,000	5,000
President and Chief	2002	302,156	30,000	25,000
Executive Officer	2001	293,150	35,178	227,405

Dennis J. Allingham	2003	$201,907	$5,000	3,500
Executive Vice President, Chief	2002	194,967	19,287	25,000
Financial Officer and General	2001	186,550	22,386	51,000
Manager of the Hyaluronan and Oral Restorative Divisions

Colleen M. Olson	2003	$148,815	$3,750	2,500
Vice President of Corporate	2002	140,283	14,104	25,000
Administrative Operations	2001	134,320	16,790	40,200

Andre P. Decarie (2)	2003	$153,192	$3,875	2,500
Vice President of Sales and	2002	144,523	14,560	55,000
Marketing — ORD	2001	81,615	8,400	30,000

Brian J. Kane (3)	2003	$143,687	$3,100	2,500
Former Vice President of New Business	2002	153,456	15,310	25,000
Development	2001	149,240	17,909	39,450

(1)	Number of shares of common stock purchasable under option grants.

(2)	Mr. Decarie joined the Company in December 2000.

(3)	Mr. Kane left the Company in April 2003.

     Employment and Severance Agreements. Dr. James W. Bracke, the President, Chief Executive Officer, Secretary and a Director of the Company, entered into an Employment Agreement with the Company dated June 1, 1991, as most recently amended on November 14, 1996, which provides for a term of employment through November 14, 2001, with automatic renewal options for successive one-year periods. Dr. Bracke’s Employment Agreement prohibits him from competing with the Company for three years after termination of employment and contains customary confidential disclosure provisions. The Agreement provides for a severance payment equal to 300% of Dr. Bracke’s base salary paid during the year preceding a termination which is made as a result of a merger or acquisition of the Company or as a result of a change in control of the Company. Dr. Bracke’s base salary is currently $300,000 per year and, accordingly, in the event the severance provision of his Employment Agreement were triggered by a merger, acquisition or change in control, the Company or its successor would be obligated to pay him approximately $900,000.

     Dennis J. Allingham, Executive Vice President, Chief Financial Officer and General Manager of the Hyaluronan and Oral Restorative Divisions, entered into an agreement with the Company dated February 7, 1996, which contains customary confidential disclosure and non-compete provisions. The Board of Directors has authorized the Company to provide for Mr. Allingham, as an executive officer, a severance payment equal to 100% of his base salary paid during the year preceding termination which is made as a result of a merger or acquisition of the Company or as a result of a change in control of the Company. Mr. Allingham’s base salary is currently $225,000. Therefore, in the event the severance provision were triggered by a merger, acquisition or change in control, the Company or its successor would be obligated to pay him approximately $225,000.

     Colleen M. Olson, Vice President of Corporate Administrative Operations, entered into an agreement with the Company dated September 11, 1984, which contains customary confidential disclosure and non-compete provisions. The Board of Directors has authorized the Company to provide for Ms. Olson, as an executive officer, a severance payment equal to 100% of her base salary paid during the year preceding termination which is made as a result of a merger or acquisition of the Company or as a result of a change in control of the Company. Ms. Olson’s base salary is currently $156,000 per year. Therefore, in the event the severance provision were triggered by a merger, acquisition or change in control, the Company or its successor would be obligated to pay her approximately $156,000.

     Andre P. Decarie, Vice President of Sales and Marketing — ORD, entered into an agreement with the Company dated December 20, 2000, which contains customary confidential disclosure and non-compete provisions. The Board of Directors has authorized the Company to provide for Mr. Decarie, as an executive officer, a severance payment equal to 100% of his base salary paid during the year preceding termination which is made as a result of a merger or acquisition of the Company or as a result of a change in control of the Company. Mr. Decarie’s base salary is currently $175,000 per year. Therefore, in the event the severance provision were triggered by a merger, acquisition or change in control, the Company or its successor would be obligated to pay him approximately $175,000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to the named executive officers, concerning stock options granted to those individuals during the last fiscal year:

			% of Total			Potential Realizable Value
			Options			at Assumed Annual Rates
			Granted			of Stock Price
			to	Exercise		Appreciation of Option
			Employees	or Base		Term (4)
	Options		in Last	Price Per	Expiration
Name	Granted		Year	Share (2)	Date (3)	5%	10%

James W. Bracke	5,000	(1)	4.4%	$7.89	December 9, 2012	$24,810	$62,873
Dennis J. Allingham	3,500	(1)	3.1%	7.89	December 9, 2012	17,367	44,011
Colleen M. Olson	2,500	(1)	2.2%	7.89	December 9, 2012	12,405	31,437
Andre P. Decarie	2,500	(1)	2.2%	7.89	December 9, 2012	12,405	31,437
Brian J. Kane	2,500	(1)	2.2%	7.89	December 9, 2012	12,405	31,437

(1)	Exercisable in cumulative installments of 25% per year commencing one year from the date of grant (December 9, 2002), with full vesting occurring on the fourth anniversary date.

(2)	All options were granted at the market value of the Company’s common stock based upon the last reported price on the date preceding the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(3)	All options have a ten-year term, subject to termination of employment.

(4)	Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock market conditions, as well as the option holder’s continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table sets forth information with respect to the named executives, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

					Value of Unexercised
	Shares		Number of Unexercised		in-the-Money Options at
	Acquired		Options at Year-End		Year-End (2)
	on	Value
Name	Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

James W. Bracke	6,250	$10,968	896,405	68,750	$—	$—
Dennis J. Allingham	—	—	194,750	54,750	—	—
Colleen M. Olson	—	—	148,200	47,500	8,925	—
Andre P. Decarie	—	—	21,250	66,250	4,950	14,850
Brian J. Kane	—	—	115,550	74,400	8,925	—

(1)	Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2)	The closing price for the Company’s common stock on June 30, 2003 was $5.66. Value is calculated on the basis of the difference between the option exercise price and $5.66 multiplied by the number of shares of common stock underlying the options.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed entirely of non-employee directors, currently consisting of Mr. Garrett (Chairman), Ms. Gardner and Mr. Perkins. The Compensation Committee is responsible for approving and recommending to the Board of Directors all short and long-term compensation plans for the executive officers of the Company and the Board of Directors and for administering the Company’s stock option plans. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reviewed by the full Board.

     Set forth below is a report submitted by Mr. Garrett, Ms. Gardner and Mr. Perkins in their capacity as the Board’s Compensation Committee (the “Committee”), addressing the Company’s compensation policies for fiscal 2003 as they affected the Company’s executive officers generally, and specifically as they affected Dr. Bracke, the Company’s Chief Executive Officer, and Messrs. Allingham and Decarie and Ms. Olson, the Company’s other executive officers whose cash compensation exceeded $100,000 during fiscal 2003 (collectively with Dr. Bracke, the “Named Executives”).

     The Committee, under the direction of the Board of Directors, engaged an outside compensation consulting firm to obtain recommendations on executive compensation, executive bonus plans, and executive stock option plans. The recommendations provided by the compensation consultants were utilized by the Committee and the Board of Directors in setting executive compensation in fiscal 2003.

     The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

Compensation Policies Toward Executive Officers

     The Company’s executive compensation has historically consisted of three components: (i) base salaries, (ii) stock options and (iii) cash bonuses. Each of these elements is discussed below:

Base Salaries. In determining the base salaries of each executive officer, the Company has utilized the report by the compensation consultants, compensation surveys and has considered performance against defined goals and longevity with the Company. Dr. Bracke’s compensation is discussed below under “Chief Executive Officer Compensation.”

Stock Options. During fiscal 2003, the Company granted stock options to all of its executive officers, including Dr. Bracke. These options, which were granted in December 2002, allow Dr. Bracke, Mr. Allingham, Mr. Decarie, Ms. Olson and Mr. Kane to purchase 5,000, 3,500, 2,500, 2500 and 2,500 shares, respectively, of the Company’s common stock, at $7.89 per share, the fair market value of the shares on the date of grant, exercisable in cumulative installments of 25% per year commencing one year from the date of grant (December 9, 2002), with full vesting occurring on the fourth anniversary date. The Committee selected the recipients of options and the numbers of shares subject to their options according to the duties of the recipients and their performance during the preceding fiscal year. Stock option grants are intended to focus the Company’s officers and key employees on long-term Company performance to build shareholder value and provide significant earnings potential for the recipients. The vesting requirements for the stock options granted during fiscal 2003 are designed to direct the Company’s executives toward steady growth and to retain their services on a long-term basis.

Cash Bonuses. During fiscal 2003, the Company achieved certain financial targets for revenues, which in turn qualified the Company’s executives for a cash bonus as set forth in the Summary Compensation Table. Bonuses were also paid 2002 and 2001 based on the achievement of certain financial targets for revenue and other non-financial objectives. No other cash bonuses have been paid to any of the Company’s executive officers during the past five fiscal years.

     In addition to the compensation described above, the Company allows its executives to participate in other broad-based employee benefit plans, such as the Company’s 401(k). The 401(k) plan provides for a Company match of 25% on up to the first four percent contributed by the employee.

     There is a $1 million limit on the deductibility of certain compensation for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code. The 1996 Stock Plan and the 2003 Stock Incentive Plan submitted for shareholder approval contain limitations on the number of stock options that may be granted to any person in any fiscal year. These limitations are intended to preserve the Company’s federal tax deduction for compensation expense related to stock options that may be granted to executive officers under these plans. Given the Company’s current levels of cash compensation, the Committee does not believe it will be necessary to take any other action to qualify the Company’s compensation programs under Section 162(m) in the foreseeable future; however, the Committee will continue to evaluate whether any future action is appropriate.

Chief Executive Officer Compensation

     The compensation of Dr. Bracke, the Company’s Chief Executive Officer, is set by and subject to the discretion of the Compensation Committee, with approval of the Board of Directors. In determining the base salary, the Compensation Committee has utilized the report by the compensation consultants, compensation surveys and has considered performance against defined goals and longevity with the Company. Dr. Bracke’s salary was $300,000 in fiscal 2003. The Committee believes this level is competitive with other salaries of chief executive officers in the industry. Dr. Bracke also received a stock option to purchase 5,000 shares of the Company’s common stock in fiscal 2003. Dr. Bracke’s option grants in fiscal 2002 and 2001 covered 25,000 and 227,405 shares, respectively. The Committee believes these grants are comparable to opportunities that would be available elsewhere in the industry.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS:

Thomas H. Garrett, Chairman Joan L. Gardner Richard W. Perkins

STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company’s common stock during the five years ended June 30, 2003 with the cumulative total return on: (i) the Nasdaq Stock Market Index (U.S. Companies) and (ii) the General Nasdaq Medical Device Manufacturing Index. The comparison assumes that $100 was invested on June 30, 1998 in the Company’s common stock and in each of the foregoing indices and assumes reinvestment of dividends.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

	6/30/98	6/30/99	6/30/00	6/30/01	6/30/02	6/30/03

Lifecore	$100.00	$69.70	$47.73	$30.30	$68.73	$34.30
Nasdaq Medical Device Mfg. Index	100.00	100.48	116.34	133.80	122.03	131.53
Nasdaq Market Index	100.00	140.14	210.86	116.77	79.21	88.08

PROPOSAL FOR APPROVAL OF THE 2003 STOCK INCENTIVE PLAN

Summary of Incentive Plan

     The Board of Directors is recommending that the shareholders approve the Lifecore Biomedical, Inc. 2003 Stock Incentive Plan (the “Incentive Plan”). The purpose of the Incentive Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

     The Board adopted the Incentive Plan on September 24, 2003, subject to shareholder approval. The following description of the Incentive Plan is qualified in its entirety by the full text thereof, copies of which may be obtained without charge upon request.

     All employees, officers, consultants, independent contractors or directors of the Company and its subsidiaries and affiliates are eligible to receive awards under the Incentive Plan. As of September 1, 2003, approximately 214 individuals would be eligible to receive awards under the Incentive Plan. The Incentive Plan terminates on September 24, 2013, and no awards may be made after such date. However, unless otherwise expressly provided in the Incentive Plan or an applicable award agreement, any award granted may extend beyond the termination date of the Incentive Plan.

     The Incentive Plan permits the granting of: (a) stock options to purchase the Company’s Common Stock, including “incentive stock options” meeting the requirements of Section 422 of the Code (“Incentive Stock Options”) and stock options that do not meet such requirements (“Nonqualified Stock Options”), (b) stock appreciation rights based on price of the Company’s Common Stock, (c) restricted stock and restricted stock units, (d) performance awards and (e) other stock grants and other stock-based awards. One million (1,000,000) shares of Common Stock are reserved for issuance under the Incentive Plan, subject to adjustment. The number of shares of Common Stock available for granting incentive stock options under the Plan shall not exceed 1,000,000, subject to the provisions of Section 422 or 424 of the Code, and the number of shares of Common Stock available for granting restricted stock and restricted stock units shall not exceed 500,000.

     The Incentive Plan is administered by the compensation committee of the Company’s Board of Directors (the “Committee”). The Committee has the authority to establish rules for the administration of the Incentive Plan; to select the individuals to whom awards are granted; to determine the types of awards to be granted and the number of shares of Common Stock covered by such awards; and to set the terms and conditions of such awards. Determinations and interpretations with respect to the Incentive Plan are in the sole discretion of the Committee, whose determinations and interpretations are binding on all interested parties. The Committee may delegate to one or more officers the right to grant awards with respect to individuals who are not subject to Section 16(b) of the 1934 Act. Awards are granted for no cash consideration or for any cash or other consideration as may be determined by the committee and required by applicable law. Awards may provide that upon the grant or exercise thereof the holder will receive shares of Common Stock, cash or any combination thereof, as the Committee shall determine.

     The exercise price per share under any stock option or the grant price of any SAR cannot be less than 100% of the fair market value of the Company’s Common Stock on the date of the grant of such option or SAR. Options may be exercised by payment in full of the exercise price, either in cash or, at the discretion of the Committee, in whole or in part by the tendering of shares of Common Stock or other consideration having a fair market value on the date the option is exercised equal to the exercise price. For purposes of the Incentive Plan, the fair market value of shares of Common Stock on a given date is (i) the closing sale price of the shares as reported on the Nasdaq National Market on such date, if the shares are then being quoted on the Nasdaq National Market, or (ii) as otherwise determined by methods or procedures established by the Committee. The Committee will determine the expiration date and the time and method of exercise for each stock option, subject to applicable law.

     The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares over the grant price of the SAR.

     The holder of restricted stock may have all of the rights of a shareholder of the Company, including the right to vote the shares subject to the restricted stock award and to receive any dividends with respect thereto, or such rights may be restricted. Restricted stock may not be transferred by the holder until the restrictions established by the Committee lapse. Holders of restricted stock units have the right, subject to any restrictions imposed by the Committee, to receive shares of Common Stock (or a cash payment equal to the fair market value of such shares) at some future date. Upon termination of the holder’s employment during the restriction period, restricted stock and restricted stock units shall be forfeited, unless the Committee determines otherwise.

     Performance awards provide the holder thereof the right to receive payment, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. A performance award granted under the Incentive Plan may be denominated or payable in cash, shares of Common Stock (including restricted stock and restricted stock units), other securities, other awards or other property, as determined by the Committee.

     Awards may be granted for no cash consideration, or for any cash or other consideration as determined by the Committee and required by applicable law.

     No award granted under the Incentive Plan may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted, otherwise than by will, by designation of a beneficiary, or by laws of descent and distribution, unless with regard to all awards except for incentive stock options, the Committee determines otherwise. Except as otherwise determined by the Committee, each award is exercisable, during such individual’s lifetime, only by such individual, or, if permissible under applicable law, by such individual’s guardian or legal representative.

     If any shares of Common Stock subject to any award or to which an award relates are not purchased or are forfeited, or if any such award terminates without the delivery of shares or other consideration, the shares previously used for such awards become available for future awards under the Incentive Plan.

     If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan, the Committee may, in such manner as it deems equitable, adjust (a) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (b) the number and type of shares (or other securities or property) subject to outstanding awards, and (c) the exercise price with respect to any award.

     Options generally may not be amended to reduce the initial exercise price, or cancelled or replaced with options having a lower exercise price, without the approval of the shareholders, unless there would be no material adverse effect on the Company’s financial statements.

     The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Incentive Plan or any award agreement in the manner and to the extent it shall deem desirable to carry the Incentive Plan into effect.

     The Board of Directors may amend, alter or discontinue the Incentive Plan at any time, provided that shareholder approval must be obtained for any change that (i) requires the approval of the Company’s shareholders under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange applicable to the Company; (ii) requires the approval of the Company’s shareholders under the Code in order to permit Incentive Stock Options to be granted under the Incentive Plan; (iii) increases the number of shares authorized under the Incentive Plan; (iv) permits the award of options or SARs at less than fair market value; or (v) prevents the grant of options or SARs that would qualify under Section 162(m) of the Code.

     The following is a summary of the principal federal income tax consequences generally applicable to options and awards under the Incentive Plan. The grant of an option is not expected to result in any tax consequences for the recipient or the Company or any subsidiary employing such individual (the “employer”). The holder of an incentive stock option (“ISO”) generally will have no taxable income upon exercising the ISO (except that the alternative minimum tax may apply), and the employer generally will receive no tax deduction when an ISO is exercised. Upon exercise of a stock option other than an ISO, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option price, and the employer will be allowed a tax deduction for the same amount for its taxable year in which the optionee recognizes ordinary income, provided the employer properly reports that income to the Internal Revenue Service and withholds or otherwise collects income tax upon the amount as required under the Code. The tax consequences to an optionee of a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an ISO or a stock option other than an ISO. Generally, there will be no tax consequence to the employer in connection with a disposition of shares acquired under an option except that the employer may be entitled to a tax deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding period has been satisfied.

     The tax consequences of the grant of a SAR are generally governed by Section 83 of the Code. At the time a SAR is granted, the recipient will not recognize any taxable income. At the time of exercise of a SAR the holder will recognize ordinary income equal to the cash or the fair market value of the shares received at that time. Any additional gain recognized on a subsequent sale or exchange of such shares will not be compensation income but generally will qualify as a capital gain. The Company generally will be allowed an income tax deduction in the amount that, and for its taxable year in which, the optionholder recognizes ordinary income upon the exercise of a SAR, but only if the Company properly reports that income to the Internal Revenue Service or withholds income tax upon that amount as required under the Code.

     The tax consequences of restricted stock, restricted units and performance awards (collectively hereinafter referred to as “deferred awards”) also are governed by Section 83 of the Code. At the time a deferred award is granted, the recipient will not recognize any taxable income. At the time a deferred award matures, the recipient will recognize ordinary income equal to the cash or fair market value of the shares received at that time. Any additional gain recognized on a subsequent sale or exchange of those shares will not be compensation income but will be treated as capital gain. Section 83(b) of the Code provides that a recipient of a grant of restricted stock may elect, not later than 30 days after the date the restricted stock grant is originally made, to include as ordinary income the fair market value of the stock at that time. Any future appreciation in the fair market value of the stock will be taxable as capital gain. If the stock is subsequently forfeited under the terms of the restricted stock award, the recipient will not be allowed a tax deduction with respect to such forfeiture. The Company generally will be allowed an income tax deduction in the amount that, and for its taxable year in which, a recipient recognizes ordinary income pursuant to a deferred award, but only if the Company properly reports such income to the Internal Revenue Service or withholds income tax upon such amount as required under the Code.

     The Incentive Plan also authorizes other stock awards and other stock-based awards, the terms of which are not specified in the Incentive Plan. The federal income tax consequences to recipients and to the employer of other stock awards and other stock-based awards will depend on the specific terms of the awards.

     Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, under current law, shares received pursuant to the exercise of a stock option, other purchase right, or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, unless the recipient makes an election under Section 83(b) of the Code, the amount of ordinary income recognized and the amount of the employer’s deduction may be determined as of such later date.

     Under the Incentive Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the optionee) to the Company to satisfy federal and state withholding tax obligations.

     Future grants of options and awards to executive officers and other employees under the Incentive Plan are not determinable.

     The affirmative vote of a majority of the shares of Common Stock represented at the meeting is required for the approval of the Incentive Plan.

APPROVAL OF ACCOUNTANTS

     Grant Thornton LLP, independent certified public accountants, have been auditors of the Company since 1983. The Board of Directors has recommended that the shareholders ratify and approve the reappointment of Grant Thornton LLP as the Company’s auditors for the current year.

     A representative of Grant Thornton LLP is expected to be present at the Annual Meeting of Shareholders. Such representative will be given the opportunity to make a statement at the Annual Meeting and will be available to answer any appropriate questions.

     The Board of Directors recommends that the shareholders vote “FOR” the proposal to ratify and approve the appointment of Grant Thornton LLP, and the enclosed proxy will be so voted unless a contrary vote is indicated. In the event the appointment of Grant Thornton LLP should not be ratified and approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest possible time.

REPORT OF THE AUDIT COMMITTEE

     The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended June 30, 2003.

     The following report, including the Audit Committee Charter, shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

     The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with Grant Thornton LLP, the Company’s independent certified public accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which provides that certain matters related to the conduct of the audit of the Company’s financial statements are to be communicated to the Audit Committee. The Audit Committee has also received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 relating to the accountant’s independence from the Company, has discussed with Grant Thornton LLP their independence from the Company, and has considered the compatibility of non-audit services with the accountant’s independence.

     The Audit Committee acts pursuant to the Audit Committee Charter. The Audit Committee Charter was amended by the Board of Directors in August 2003 to be in compliance with all provision of the Sarbanes-Oxley Act of 2002 and Nasdaq requirements. A copy of the amended Audit Committee Charter is attached as Appendix “A” to this Proxy Statement. Each of the members of the Audit Committee qualifies as an “independent” Director under the current listing standards of Nasdaq.

     Fees charged by Grant Thornton LLP for services rendered in auditing the Company’s annual financial statements for the most recent fiscal year and reviewing the financial statements included in the Company’s quarterly reports on Form 10-Q for the most recent fiscal year, as well as the fees charged by Grant Thornton LLP for other professional services rendered during the most recent fiscal year are as follows: Audit fees — $54,200; Financial Information Systems Design and Implementation Fees — $0; and All Other Fees, primarily corporate income tax services — $35,005

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

AUDIT COMMITTEE

John C. Heinmiller, Chairman Orwin L. Carter Richard W. Perkins

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The rules of the Securities and Exchange Commission require disclosure of late Section 16 filings by Company directors and executive officers. Based on the information provided to the Company, the Company is not aware of any director or executive officer who failed to timely file any report required to be filed, except that Dr. Bracke, Mr. Allingham, Mr. Decarie, Mr. Kane and Ms. Olson failed to timely report an option grant on December 9, 2002, Dr. Bracke, Mr. Allingham, Mr. Decarie and Ms. Olson failed to timely report an option grant on August 1, 2003, Ms. Gardner, Mr. Garrett and Mr. Runnells failed to timely report an option grant on November 14, 2002 and Ms. Gardner failed to timely report a sale of 500 shares of common stock on March 26, 2003.

GENERAL

     The management of the Company knows of no matter other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event additional matters should be presented.

     The Annual Report of the Company which includes the Company’s Annual Report on Form 10-K for the year ended June 30, 2003, including the consolidated financial statements and schedule thereto, as filed with the Securities and Exchange Commission, is enclosed herewith.

By order of the Board of Directors,

/s/ James W. Bracke

James W. Bracke, President, CEO and Secretary

October 8, 2003

APPENDIX A

LIFECORE BIOMEDICAL, INC.
AUDIT COMMITTEE CHARTER

This charter governs the operations of the Audit Committee of the Board of Directors of Lifecore Biomedical, Inc.

Purpose

The Committee shall assist the Board in overseeing the Company’s accounting and financial reporting process, the systems of internal accounting and financial controls, disclosure controls and procedures and the annual independent audit of the Company’s consolidated financial statements.

It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor, for which the independent auditor is ultimately accountable to the Committee.

Membership

The Committee shall consist of at least three directors. The Chairperson and members of the Committee will be appointed by the Board of Directors. The members of the Audit Committee shall meet the independence and experience requirements of The NASDAQ Stock Market and the United States Securities and Exchange Commission.

Meetings of the Committee

The Committee will meet prior to each quarterly earnings release, or more frequently as circumstances dictate. A majority of the members of the Committee will constitute a quorum for the transaction of business. Committee meetings may be held telephonically. Written minutes shall be prepared by the Committee for all meetings.

Responsibilities

Policies and procedures of the Committee should remain flexible in order to best react to changing conditions and circumstances.

The Audit Committee shall:

1.	Appoint and determine funding for the independent auditor (subject to shareholder ratification of the selection, if such ratification is required or sought), oversee the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and, where appropriate, remove the independent auditor. The independent auditor shall report directly to the Committee.

2.	Evaluate the qualifications, performance and independence of the independent auditor on an ongoing basis, but no less frequently than annually.

3.	Establish policies and procedures for, and, as appropriate, approve the engagement of, the independent auditor for any non-audit service (to the extent such service is not prohibited by Section 10A(g) of the Securities Exchange Act of 1934 (the “Exchange Act”)) and the fee for any such service, and consider whether the independent auditor’s performance of any non-audit service is compatible with its independence.

4.	Meet with the independent auditor prior to the annual audit to review the planning, staffing and scope of the audit and its audit procedures.

5.	Review and discuss with management and the independent auditor the Company’s annual audited and quarterly consolidated financial statements, including major issues regarding accounting and auditing principles and

1

APPENDIX A

practices; the adequacy of disclosure and internal controls that could significantly affect the Company’s consolidated financial statements; and the significant financial reporting issues and judgments made in connection with the preparation of the Company’s consolidated financial statements. Review the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These reviews shall occur prior to the filing or release of such reports and consolidated financial statements and shall include review of management’s assessment of the Company’s internal controls.

6.	Recommend to the Board whether, based on the review and discussions described in (5) above, the annual audited consolidated financial statements should be included in the Annual Report on Form 10-K.

7.	Review with the independent auditor the results of the annual audit examination, including any accompanying management letters and management’s response, and any significant problems or difficulties encountered in the course of the audit work and management’s response, including any restrictions on the scope of activities or access to required information, any significant changes required in the planned scope of the audit, and any significant disagreements with management. Resolve any disagreements between management and the independent auditor regarding financial reporting.

8.	Review with management and the independent auditor the Company’s quarterly earnings press release after the independent auditor has completed its quarterly SAS 71 review or annual audit procedures. Also, generally discuss the types of information to be disclosed and the type of presentation to be made with respect to earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies.

9.	Review major changes to the Company’s accounting principles and practices as suggested by the independent auditor and management.

10.	Review the independent auditor’s annual communication regarding their independence as required by Independence Standards Board Standard No. 1, discuss such reports with the independent auditor, and take any additional action required to ensure the independence of the auditor.

11.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 90, relating to the conduct of the annual audit.

12.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

13.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

14.	Oversee the Company’s code of ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as contemplated by rules promulgated under the Exchange Act.

15.	Review annually, or more frequently as appropriate, with the Company’s chief executive officer legal matters that may have a material impact on the Company’s consolidated financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

16.	Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

Authority

The Committee will have the resources and authority appropriate to discharge its responsibilities, including sole authority to:

•	retain and terminate the independent auditor, which will be accountable to and report to the Committee;

•	approve any non-audit relationship with the independent auditor, other than any relationship to provide services prohibited by Section 10A(g) of the Exchange Act; and

•	approve all audit engagement fees and terms.

2

APPENDIX A

In addition, the Committee will have authority to:

•	conduct or authorize investigations into any matters within its scope of responsibilities;

•	engage outside auditors for special audits, reviews and other procedures;

•	retain special counsel and other experts and consultants to advise the Committee;

•	approve the fees and other retention terms for such parties; and

•	approve ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall have full access to all books, records, facilities, and personnel of the Company and may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Indemnification

The Audit Committee members will be indemnified by the Company to the maximum extent provided under Minnesota law.

Adoption of Charter

This Charter was adopted by the Company’s Board of Directors on August 21, 2003.

3

LIFECORE BIOMEDICAL, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, November 13, 2003

Lifecore Biomedical, Inc.

3515 Lyman Boulevard, Chaska, Minnesota 55318	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on November 13, 2003.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

The undersigned hereby appoint James W. Bracke or Colleen M. Olson, or either of them, as proxies, with full power of substitution to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Lifecore Biomedical, Inc., to be held in Chaska, MN on November 13, 2003 or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournments thereof, hereby revoking all former proxies.

See reverse for voting instructions.

- Please detach here -

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of director:	01 Orwin L. Carter, Ph.D.	Vote FOR the nominee (except as marked)	Vote WITHHELD from the nominee

2.	PROPOSAL TO RATIFY AND APPROVE THE 2003 STOCK INCENTIVE PLAN.	For	Against	Abstain

3.	PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE CURRENT FISCAL YEAR ENDING JUNE 30, 2004.	For	Against	Abstain

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box
Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.